                                                                                                      Exhibit 99(a)

FOR IMMEDIATE RELEASE

May 1, 2003

                     THE WALT DISNEY COMPANY REPORTS EARNINGS FOR THE QUARTER AND SIX MONTHS ENDED MARCH 31, 2003

         BURBANK, Calif. - The Walt Disney Company today reported earnings for the quarter and six months ended March 31, 2003.
         Revenues increased to $6.3 billion from $5.9 billion in the prior-year quarter, while segment operating income decreased to
$646 million from $702 million in the prior-year quarter.  Net income decreased 12% to $229 million from $259 million in the prior-year quarter.  Earnings per share for the second quarter were $0.11 versus $0.13 in the prior-year quarter.
         For the six months, revenues increased to $13.8 billion from $12.9 billion in the prior-year period, while segment operating income decreased to $1.4 billion from $1.5 billion in the prior-year period. Net income and earnings per share decreased to $485 million and $0.24, respectively, from $697 million and $0.34, respectively, in the prior-year period. Results for the six months include the first quarter pre-tax charge of $114 million ($0.04 per share) for the write-off of an investment in aircraft leveraged leases with United Airlines. The prior-year six-month period results include a $216 million ($0.07 per share) 1 pre-tax gain on the sale of investments recorded in the first quarter of the prior fiscal year.
         "The military conflict in Iraq and fear of terrorism have clearly had a near-term impact on a number of our businesses.
While many of the factors affecting the Company are not within our control, we feel confident that the plans and strategies that we have in place will put the Company in a solid position when economic conditions improve," said Michael Eisner, Disney chairman and
CEO.  "At the same time, we are pleased with the strong creative and financial success at the Studio and the positive reception of our new product offerings at Disney's California Adventure.  As long as we continue to provide great entertainment and manage our businesses well, Disney will prosper over the long run."

Operating Results

Media Networks

         Media Networks revenues for the quarter increased to $2.5 billion, versus $2.2 billion in the prior-year quarter, while segment operating income decreased to $232 million versus $309 million in the prior-year quarter.  See Table A for further detail of
Media Networks results.

1 Due to rounding, the impact of the Knight-Ridder gain was $0.06 per share for the first quarter of fiscal 2002 and $0.07 for the six months and full year.

         Lower Broadcast results were driven by higher programming and production expenses, partially offset by higher advertising revenues.  Increased programming expenses were due to higher NFL costs for the Super Bowl broadcast, and higher primetime series costs.  Higher production expenses reflected increased news production costs as a result of war coverage.
         Increased advertising revenues reflected higher rates attributable in part to the Super Bowl, partially offset by preemptions of regular programming due to war coverage. The Company estimates that the total operating income impact of the war coverage in the quarter was approximately $32 million, resulting from increased costs from the coverage and the loss of advertising revenue as a result of preemptions of regular programming. The war coverage has extended into the Company's third fiscal quarter and the cost for that coverage is estimated at an additional $15 to $20 million.
         Cable results increased versus the prior-year quarter, reflecting higher rates and advertising revenues, largely offset by increased sports programming, primarily NBA and NFL, and marketing costs.  Cable results were also impacted by the bankruptcy of
DirecTV in Latin America, which is the Company's major distributor in that region.  Higher marketing costs reflected branding initiatives at the ABC Family Channel.

Parks and Resorts

         Parks and Resorts revenues for the quarter of $1.5 billion were down somewhat versus the prior-year quarter and segment operating income decreased to $155 million from $280 million in the prior-year quarter.

         Parks and Resorts results primarily reflected lower theme park attendance and hotel occupancy at the Walt Disney World
Resort and higher costs at both Walt Disney World and the Disneyland Resort. These attendance decreases and higher costs were partially offset by increased guest spending at Walt Disney World, as well as higher hotel occupancy and theme park attendance at
Disneyland. Decreased attendance and hotel occupancy at Walt Disney World reflected disruption in travel and tourism due to concerns about world events and softness in the economy as a whole, as well as the timing of Easter, which occurred during the third quarter of the current year but in the second quarter of the prior year. Higher costs at both resorts were driven by higher spending on information systems and increased costs for refurbishments, employee benefits, insurance, depreciation and marketing, partially offset by ongoing cost management efforts.
         At Walt Disney World, the increase in guest spending reflected ticket and certain other price increases in the fourth quarter of the prior year, as well as a reduction in certain promotional programs.  Higher hotel occupancy at Disneyland was driven by promotional programs offered during the current quarter.  Increased attendance at Disneyland reflected the continued success of the Annual Passport program, as well as the opening of new attractions and entertainment at Disney's California Adventure, including
"a bug's land" in the first quarter of the current year and "Disney's Aladdin - A Musical Spectacular" in the second quarter.

Studio Entertainment

         Studio Entertainment revenues increased to $1.9 billion from $1.6 billion in the prior-year quarter and segment operating income increased to $206 million from $27 million in the prior-year quarter.

         Studio Entertainment results for the quarter primarily reflected growth in worldwide home video and television distribution. Worldwide home video results reflected strong DVD and VHS performances of Sweet Home Alabama, Signs and Spy Kids 2:
The Island of Lost Dreams. The improvement in television distribution reflected higher network sales from such titles as Gone in 60
Seconds, Peter Pan II: Return to Never Land and Disney's The Kid as well as higher domestic syndication revenues in the current quarter. Worldwide theatrical motion picture distribution results for the quarter were comparable to the prior-year quarter. The current quarter included strong performances by Bringing Down the House, Chicago and Shanghai Knights, while the prior-year quarter included Disney/Pixar's Monsters, Inc. in the international markets.

Consumer Products

         Revenues for the quarter decreased to $500 million from $580 million in the prior-year quarter, and segment operating income decreased to $53 million from $86 million in the prior-year quarter.
         Consumer Products results for the quarter were driven by decreased sales at the Disney Stores, reflecting a soft retail market in North America and the sale of the Disney Store business in Japan during the third quarter of the prior year.  Merchandise licensing benefited from increased earned royalties in direct-to-retail licenses.

Corporate and Unallocated Shared Expenses

         Corporate and unallocated shared expenses were essentially flat from the prior-year quarter as additional costs for new finance and human resource information technology systems, were offset by lower costs from brand promotion initiatives.

Net Interest Expense

         Net interest expense was as follows:
                                                                                   Quarter Ended
                                                                                     March 31,
                                                                       ---------------------------------------
(unaudited, in millions)                                                    2003                   2002
                                                                       ----------------       ----------------
Interest expense                                                               (172)                  (182)                                                                                                $                      $
Interest and investment income (loss)                                           (66)                    24
                                                                           ------------           ------------
Net interest expense                                                           (178)                  (158)                                                                                                $                      $
                                                                           ============           ============

         Net interest expense increased to $178 million from $158 million in the prior-year quarter, primarily due to a decrease in interest and investment income, partially offset by lower interest expense. Lower investment income reflected investment losses in the current period compared to gains in the prior-year period. Decreased interest expense primarily resulted from lower average debt balances and lower interest rates.

Equity in the Income of Investees

         Income from equity investees, consisting primarily of Euro Disney, A&E Television, Lifetime Television and E! Entertainment
Television, increased to $51 million from $49 million in the prior-year quarter due to increases at the cable equity investments, partially offset by declines at Euro Disney.

                                                      FORWARD-LOOKING STATEMENTS
         Management believes certain statements in this press release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements are made on the basis of management's views and assumptions regarding future events and business performance as of the time the statements are made.  Actual results may differ materially from those expressed or implied.  Such differences may result from actions taken by the Company, including further restructuring or strategic initiatives and actions relating to the Company's strategic sourcing initiative, as well as from developments beyond the Company's control, including international, political, health concern and military developments that may affect travel and leisure businesses generally; changes in domestic and global economic conditions that may, among other things, affect the performance of the Company's theatrical and home entertainment releases, the advertising market for broadcast and cable television programming and consumer products.  Changes in domestic competitive conditions and technological developments may also affect performance of all significant Company businesses.
>

                                                        The Walt Disney Company
                                                   CONSOLIDATED STATEMENTS OF INCOME
                                            (unaudited, in millions, except per share data)

                                                                        Three Months Ended                Six Months Ended
                                                                             March 31,                        March 31,
                                                                    ------------------------------  --------------------------------

                                                                           2003            2002             2003             2002
                                                                    --------------  --------------     ------------  ---------------

Revenues                                                             $    6,332           5,856           13,798           12,872                                                                                         $               $                $

Costs and expenses                                                       (5,779)         (5,251)         (12,569)         (11,618)

Amortization of intangible assets                                            (7)             (2)             (12)              (5)

Net interest expense                                                       (178)           (158)            (474)            (103)

Equity in the income of investees                                            51              49              141              119
                                                                       -----------     -----------     ------------  ---------------

Income before income taxes and minority interests                           419             494              884            1,265

Income taxes                                                               (157)           (205)            (344)            (504)

Minority interests                                                          (33)            (30)             (55)             (64)
                                                                       -----------     -----------     ------------  ---------------

Net income                                                           $      229      $      259      $       485    $         697                                                                                         $               $                $
                                                                       ===========     ===========     ============   ==============

Earnings per  share (basic and diluted)                              $     0.11      $     0.13      $      0.24    $        0.34                                                                                         $               $                $
                                                                       ===========     ===========     ============   ==============

Average number of common and common equivalent
   shares outstanding:

     Diluted                                                              2,043           2,045            2,043            2,043
                                                                       ===========     ===========     ============  ===============

     Basic                                                                2,042           2,039            2,042            2,039
                                                                       ===========     ===========     ============  ===============

                                                        The Walt Disney Company
                                                            SEGMENT RESULTS
                                                       (unaudited, in millions)

                                                Three Months Ended                          Six Months Ended
                                                    March 31,                                   March 31,
                                           -----------------------------               -----------------------------
                                                   2003        2002          Change           2003         2002         Change
                                           -------------- --------------               -------------  --------------
Revenues:
   Media Networks                                2,485    $     2,196          13%         5,725           5,172          11%                                                  $                                           $              $
   Parks and Resorts                             1,485          1,525          (3)%         3,033           2,958           3%
   Studio Entertainment                          1,862          1,555          20%         3,753           3,328          13%
   Consumer Products                               500            580         (14)%         1,287           1,414          (9)%
                                                                                         -----------    ------------
                                              -----------    -----------
                                                 6,332          5,856           8%        13,798          12,872           7%                                                  $              $                            $              $
                                              ===========    ===========                 ===========    ============
Segment operating income:
   Media Networks                                  232            309         (25)%           457             551         (17)%                                                  $              $                            $              $
   Parks and Resorts                               155            280         (45)%           380             467         (19)%
   Studio Entertainment                            206             27           n/m           344             176          95%
   Consumer Products                                53             86         (38)%           243             261          (7)%
                                              -----------    -----------                 -----------    ------------
                                                   646            702          (8)%         1,424           1,455          (2)%                                                  $              $                            $              $
                                              ===========    ===========                 ===========    ============

The Company evaluates the performance of its operating segments based on segment operating income.  A reconciliation of segment operating income to income before income taxes and minority interests is as follows:

                                                                    Three Months Ended                 Six Months Ended
                                                                        March 31,                          March 31,
                                                             --------------------------------  ---------------------------------
                                                                    2003           2002              2003             2002
                                                             ---------------  ---------------  ----------------  ---------------
Segment operating income                                              646              702             1,424            1,455                                                                      $                $                $                 $
Corporate and unallocated shared expenses                             (93)             (97)             (195)            (201)
Amortization of intangible assets                                      (7)              (2)              (12)              (5)
Net interest expense                                                 (178)            (158)             (474)            (103)
Equity in the income of investees                                      51               49               141              119
                                                                ------------     ------------     -------------    -------------
Income before income taxes and minority interests                     419              494               884            1,265                                                                      $                $                $                 $
                                                                ============     ============     =============    =============

Depreciation expense is as follows:

                                                                    Three Months Ended                 Six Months Ended
                                                                        March 31,                          March 31,
                                                             --------------------------------  ---------------------------------
 Depreciation expense:                                            2003            2002               2003             2002
                                                             ---------------  ---------------  ---------------- ----------------
   Media Networks                                                      43               45                85               91                                                                      $                $                $                $
   Parks and Resorts                                                  170              161               340              322
   Studio Entertainment                                                10               10                19               21
   Consumer Products                                                   18               16                33               29
                                                                ------------     ------------    --------------    -------------
   Segment depreciation expense                                       241              232               477              463
   Corporate                                                           28               24                53               43
                                                                ------------     ------------    --------------    -------------
   Total depreciation expense                                         269              256               530              506                                                                      $                $                $                $
                                                                ============     ============    ==============    =============

Segment depreciation expense is included in segment operating income and corporate depreciation expense is included in corporate and unallocated shared expenses.

                                                                                                                            Table A

                                                            MEDIA NETWORKS
                                                       (unaudited, in millions)

Three Months Ended March 31,                                   2003                    2002                Change
-----------------------------------------------------    ------------------      -----------------    -----------------

Revenues:
     Broadcasting                                       $          1,407      $           1,240               13%
     Cable Networks                                                1,078                    956               13%
                                                         ------------------      -----------------

                                                        $          2,485      $           2,196               13%
                                                         ==================      =================
Segment operating income (loss):
     Broadcasting                                       $           (105)     $             (13)               n/m
     Cable Networks                                                  337                    322                5%
                                                         ------------------      -----------------

                                                        $            232      $             309              (25)%
                                                         ==================      =================

Depreciation expense:
     Broadcasting                                       $             24      $              24                  -
     Cable Networks                                                   19                     21              (10)%
                                                         ------------------      -----------------

                                                        $             43      $              45               (4)%
                                                         ==================      =================

Six Months Ended March 31,                                     2003                    2002                Change
-------------------------------------------------------  ------------------      -----------------    -----------------

Revenues:
     Broadcasting                                       $          2,971      $            2,704              10%
     Cable Networks                                                2,754                   2,468              12%
                                                         ------------------      -----------------

                                                        $          5,725      $            5,172              11%
                                                         ==================      =================
Segment operating income (loss):
     Broadcasting                                       $            (67)     $             (90)              26%
     Cable Networks                                                  524                     641             (18)%
                                                         ------------------      -----------------

                                                        $            457      $              551             (17)%
                                                         ==================      =================

Depreciation expense:
     Broadcasting                                       $             44      $               49             (10)%
     Cable Networks                                                   41                      42              (2)%
                                                         ------------------      -----------------

                                                        $             85      $               91              (7)%
                                                         ==================      =================

                                                                                                                          Table B

         The following table reflects pro forma net income and earnings per share had the Company elected to record stock option expense based on the fair value approach methodology:

                                                                           Three Months Ended                Six Months Ended
                                                                                March 31,                        March 31,
                                                                       ----------------------------     ----------------------------
(unaudited, in millions, except per share data)                           2003            2002             2003            2002
                                                                       ------------    ------------     ------------    ------------
Net income:

     As reported                                                   $        229     $       259     $        485     $       697

     Pro forma after option expense                                         159             184              345             553

Diluted earnings per share:

     As reported                                                           0.11            0.13             0.24            0.34

     Pro forma after option expense                                        0.08            0.09             0.17            0.27

         These pro forma amounts may not be representative of future disclosures since the estimated fair value of stock options is amortized to expense over the vesting period, and additional options may be granted in future years.  The pro forma amounts assume that the Company had been following the fair value approach since the beginning of fiscal 1996.
         Fully diluted shares outstanding and diluted earnings per share include the effect of in-the-money stock options calculated based on the average share price for the period.  The dilution from employee options increases as the Company's share price increases, as shown below:

                                      Total               Incremental          Percentage of        Hypothetical Q2
               Disney              In-the-Money         Diluted Shares        Average Sharesd            2003
             Share Price             Options                  (1)               Outstanding          EPS Impact (3)
          ------------------    -------------------    ------------------    ------------------    -------------------

     ----------------------- -- --------------------------------------------------------------------------------------
     $          17.00                   10 mil                -- (2)                 --            $       0.00
     ----------------------- -- --------------------------------------------------------------------------------------
                25.00                  123 mil                15 mil               0.74%                  (0.00)
                30.00                  152 mil                27 mil               1.32%                  (0.00)
                40.00                  222 mil                53 mil               2.59%                  (0.00)
                50.00                  230 mil                71 mil               3.48%                  (0.00)

     (1)   Represents the incremental impact on fully diluted shares outstanding assuming the average share prices indicated, using the treasury stock method.  Under the treasury stock method, the tax effected proceeds that would be received from the exercise of all in-the-money options are assumed to be used to repurchase shares.
     (2)   Fully diluted shares outstanding for the quarter ended March 31, 2003 total 2,043 million and include the dilutive impact of in-the-money options at the average share price for the period of $17.00.  At the average share price of $17.00, the dilutive impact of in-the-money options was 1 million shares for the quarter.
     (3)   Based upon Q2 2003 earnings of $229 million or $0.11 per share.